Exhibit 99.1

The Elmet Group Co. Announces Pricing of Upsized Initial Public Offering

PORTLAND, Maine, April 22, 2026 (GLOBE NEWSWIRE) -- The Elmet Group Co. (“Elmet” or the “Company”), a U.S.-based provider of precision-engineered components and advanced high-energy systems, today announced the pricing of its upsized initial public offering of approximately 8.6 million shares of its common stock at a public offering price of $14.00 per share, for a total of $120.0 million in gross proceeds.

All of the shares of common stock are being offered by Elmet. The net proceeds to Elmet from the offering, after deducting underwriting discounts and commissions and other offering expenses payable by Elmet, are expected to be approximately $109.0 million. In addition, Elmet has granted the underwriters a 30-day option to purchase up to an additional approximately 1.3 million shares of common stock from Elmet at the initial public offering price, less underwriting discounts and commissions.

The shares are expected to begin trading on the Nasdaq Capital Market on April 23, 2026 under the ticker symbol “ELMT.” The offering is expected to close on April 24, 2026, subject to the satisfaction of customary closing conditions.

Elmet currently intends to use the net proceeds it receives from this offering, together with its existing cash and restricted cash, to repay debt, with the remainder to be put toward growth capital, working capital, and general corporate purposes.

Cantor is acting as lead book-running manager for the offering. Needham & Company and Canaccord Genuity are acting as joint book-running managers. Roth Capital Partners is acting as co-manager.

A registration statement (the “Registration Statement”) relating to these securities was declared effective by the Securities and Exchange Commission on April 22, 2026. The offering is being made only by means of a prospectus. A copy of the final prospectus may be obtained, when available, from: Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022 or by email to prospectus@cantor.com. Copies may also be obtained, when available, by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Elmet Group

The Elmet Group is a U.S.-based provider of precision-engineered components and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through two segments, Critical Materials Components (CMC) and Engineered Microwave Products (EMP), leveraging materials science and precision engineering expertise to deliver-high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its allies’ needs in both critical materials and advanced high-power microwave systems.

Forward Looking Statements

The information in this press release includes forward-looking statements within the meaning of the federal securities laws. These statements generally relate to future events or our future financial or operating performance and include statements regarding the expected size, timing and results of the proposed initial public offering, Elmet’s intended use of proceeds from the initial public offering, expected trading commencement on the Nasdaq Capital Market and closing dates. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Registration Statement. Elmet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Company Contact

Chris Chandler

contact@theelmetgroup.com

Investor Contact

Tom Colton and Greg Bradbury

Gateway Group, Inc.

ELMT@gateway-grp.com

949-574-3860